UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                  OTHER EVENTS.

On October 24, 2012, Anacor Pharmaceuticals, Inc. (the Company) provided notice to Valeant Pharmaceuticals International, Inc. (Valeant), successor in interest to Dow Pharmaceutical Sciences, Inc. (DPS), seeking to commence arbitration with JAMS of a breach of contract dispute under a master services agreement dated March 26, 2004 between the Company and DPS related to certain development services provided by DPS in connection with the Company’s efforts to develop its topical antifungal product candidate for the treatment of onychomycosis. The Company’s currently pending assertions include breach of contract, breach of implied covenant of good faith and fair dealing, misappropriation of trade secrets and unfair competition. The Company is seeking injunctive relief and damages of at least $215.0 million.   The Company has carefully reviewed its position and believes that it has meritorious claims; however, the Company is obligated to prove such claims in the arbitration hearing.  The arbitration hearing was held between September 9, 2013 and September 17, 2013.   Under the rules of the arbitration, a ruling is expected within 30 days of the completion of the hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2013	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer